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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


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                                  FORM 8-K

                               CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

                      Commission File Number 001-05674

       Date of Report (date of earliest event reported): JULY 7, 2004


                            ANGELICA CORPORATION
           (Exact name of registrant as specified in its charter)

               MISSOURI                              43-0905260
    (State or other jurisdiction of     (I.R.S. Employer Identification No.)
     incorporation or organization)

        424 SOUTH WOODS MILL ROAD
         CHESTERFIELD, MISSOURI                      63017-3406
(Address of principal executive offices)             (Zip Code)


                               (314) 854-3800
            (Registrant's telephone number, including area code)



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ITEM 5.           OTHER EVENTS AND REGULATION FD DISCLOSURE.

         On July 7, 2004, Angelica Corporation, a Missouri corporation (the "Company"), entered into an Asset Purchase Agreement ("Agreement") for the sale of substantially all of the assets of its Life Uniform retail division to Healthcare Uniform Company, Inc., a Delaware corporation ("Healthcare Uniform"). Healthcare Uniform is a newly-formed affiliate of Sun Capital Partners, Inc.

         Pursuant to the terms of the Agreement, Healthcare Uniform will pay to the Company an aggregate amount of consideration equal to approximately $12 million in cash and approximately $4 million on a note, plus assumption of approximately $6 million of liabilities. The closing of the Agreement is expected to occur at the end of July 2004, subject to satisfaction of certain pre-closing conditions.

         The purchase price paid in connection with the sale was determined through arms-length negotiations among the parties to the Agreement. The foregoing description is qualified in its entirety by reference to the Company's press release announcing the signing of the Agreement that is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits. See Exhibit Index.
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                                 SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 8, 2004

                             ANGELICA CORPORATION



                             By: /s/ James W. Shaffer
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                                James W. Shaffer
                                Vice President, Treasurer and Chief Financial Officer



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                                EXHIBIT INDEX

Exhibit No.                      Description
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99.1              Press Release dated July 7, 2004 announcing the agreement
                  with Healthcare Uniform Company, Inc. for the sale of substantially all of the assets of Angelica Corporation's Life Uniform retail division


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